UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2022

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge,	MA	02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-5555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described below in Item 5.07 of this Current Report on Form 8-K, at its Annual Meeting of Shareholders held on April 27, 2022 (the “Annual Meeting”), the shareholders of Vericel Corporation, a Michigan corporation (the “Company”) approved the Vericel Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”). The Company’s Board of Directors (the “Board”) approved the 2022 Plan on February 16, 2022, subject to and effective upon approval by the shareholders at the Annual Meeting. The 2022 Plan became effective upon receipt of the requisite shareholder approval on April 27, 2022 (the “Effective Date”). The number of shares of the Company’s common stock reserved for issuance under the 2022 Plan is 5,572,710.

A summary of the material terms of the 2022 Plan is set forth in Proposal 4 contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2022 and is incorporated herein by reference. That summary is qualified in its entirety by the full text of the 2022 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the SEC on March 17, 2022: (i) to elect each of Robert Zerbe, Alan Rubino, Heidi Hagen, Steven Gilman, Kevin McLaughlin, Paul Wotton, Lisa Wright and Dominick Colangelo as a director of the Company to serve for a one-year term expiring at the Company’s 2023 annual meeting of shareholders and until his or her successor has been elected and qualified (“Proposal 1”), (ii) to approve, on a non-binding advisory basis, the compensation of the named executive officers of the Company (“Proposal 2”), (iii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 3”), and (iv) to approve the adoption of the Company’s 2022 Plan (“Proposal 4”).

The Company’s shareholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Shareholders voted for directors as follows:

Nominee	For	Abstain/Withheld	Broker Non-Votes
Robert Zerbe	38,958,523	1,425,070	2,777,329
Alan Rubino	38,584,758	1,798,835	2,777,329
Heidi Hagen	35,997,602	4,385,991	2,777,329
Steven Gilman	39,146,355	1,237,238	2,777,329
Kevin McLaughlin	39,407,989	975,604	2,777,329
Paul Wotton	36,475,774	3,907,819	2,777,329
Lisa Wright	39,990,667	392,926	2,777,329
Dominick Colangelo	39,415,984	967,609	2,777,329

The Company’s shareholders approved, on a non-binding advisory basis, Proposal 2 on the compensation of the Company’s named executive officers. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,787,364	5,495,748	100,481	2,777,329

The Company’s shareholders approved Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2022. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions
41,987,286	1,125,036	48,600

The Company’s shareholders approved Proposal 4 on the adoption of the Company’s 2022 Plan. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,192,816	6,159,482	31,295	2,777,329

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1**	Vericel Corporation 2022 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

** Filed herewith

EXHIBIT INDEX

Exhibit No.	Description
10.1**	Vericel Corporation 2022 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: April 29, 2022	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Senior Vice President, General Counsel and Secretary